DATE: July 27, 2006
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REVENUE GREW 20 PERCENT IN SECOND QUARTER
Laserscope Acquisition Positions Company for Continued Growth in Sales and Earnings
MINNEAPOLIS, July 27, 2006 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported sales of $78.8 million for the second quarter of 2006, a 20.0 percent increase over sales of $65.6 million in the comparable quarter of 2005. Results for the second quarter do not include any operating results related to the Laserscope acquisition which closed on July 25, 2006.
The Company reported a net loss for second quarter 2006 of $8.1 million, or $0.12 per share. This loss includes the $28.1 million impact of in-process research and development (IPR&D) charges from the BioControl and Solarant Medical acquisitions completed during the quarter, $7.0 million of financing charges from bridge financing committed at the time of the Laserscope acquisition announcement, $2.5 million of SFAS 123(R) charges from the Company’s implementation of stock option expensing beginning with this fiscal year and the tax impacts of each of these. Net income for the second quarter, adjusted to exclude the effect of these charges and the related tax effects, was $16.5 million, or $0.23 per share. The prior year’s second quarter net income was reported at $12.0 million, or $0.17 per share. Net income growth for the second quarter, as adjusted, was 37.3 percent. A reconciliation of GAAP earnings to these adjusted results is included in the attached financial tables.
Sales for the first six months of 2006 totaled $152.4 million, a 19.3 percent increase over sales of $127.8 million for the comparable period of 2005.
Net income as reported for the six month period of 2006 was $3.4 million, or $0.05 per share. These reported earnings include the IPR&D and financing charges previously described as well as $5.1 million of SFAS 123(R) costs for the six month period and the tax impacts of each of these charges. Net income for the first six months of 2006, adjusted to exclude the effect of these charges, was $29.9 million, or $0.42 per share. Earnings reported for the comparable period of 2005 were $23.2 million or $0.33 per share. Net income growth for the first six months of 2006, as adjusted, was 28.6 percent. A reconciliation of GAAP earnings to these adjusted results is included in the attached financial tables.
Martin J. Emerson, President and Chief Executive Officer, commented, “Our 20.0 percent second quarter revenue growth came from around the world and from both our men’s and women’s pelvic health businesses. This truly global sales strength will serve as a foundation for leverage within our recently completed Laserscope acquisition.”
Emerson continued, “Further strengthening of our gross margins, combined with higher than estimated revenues and continued improvements in inventory turns, resulted in strong operating cash flow for the quarter. We take great pride in presenting this result to our shareholders. The coming quarters will represent some of the most exciting periods in AMS’ history as we add BioControl and Solarant to our product development portfolio and we begin the integration of

American Medical Systems
July 27, 2006

The Laserscope. The sound financial performance of the second quarter of 2006 serves as evidence of AMS’ readiness to further its leadership position across the field of pelvic health. BioControl and Solarant each have the potential to redefine treatment options for incontinence. Laserscope will be our opportunity to become the global leader in providing the gold standard for treatment of obstructive BPH. It is these types of meaningful marketplace changes with which AMS has been, and will continue to be, identified.”
Outlook
For the year 2006, the Company has updated its expected revenue range to $309 to $314 million excluding revenues from the Laserscope acquisition. Revenue projected for the third quarter of 2006 ranges from $72 to $75 million, excluding revenues from Laserscope.
Based on AMS revenue alone and on a non-GAAP basis including the impact of stock-based compensation expense, the Company’s projection of earnings per share for 2006 has been increased to an anticipated range of $0.74 to $0.77 per share from the previously projected range of $0.66 to $0.70 per share. These projected non-GAAP earnings exclude any IPR&D, one-time interest expense on bridge financing, financial results of discontinued operations and other revenue and costs related to the acquisition of Laserscope which will be reported during the year. In the third quarter of 2006, the Company expects earnings of $0.16 to $0.17 per share on a similarly defined non-GAAP basis.
Revenues for the second half of 2006 for the recently acquired Laserscope urology business are estimated at $49 to $54 million. Costs associated with the Laserscope acquisition and operations, excluding the aesthetics discontinued operations, are expected to reduce second half 2006 earnings by $0.26 to $0.28 per share. Global integration costs are a one-time impact to these results. Ongoing intangible asset amortization and interest expense from the acquisition financing are also included in this estimated earnings impact.
AMS 2006 Guidance Excluding Laserscope

	Actual	Projected	Projected
	First Half 2006	Second Half 2006	2006
	Results	Results	Results
Projected earnings per share including stock-based compensation charges and excluding charges for IPR&D and interest on bridge financing	$0.37	$0.37 - $0.40	$0.74 - $0.77

Plus: stock-based compensation charges	$0.05	$0.07	$0.12

Equals: non-GAAP earnings as presented for prior year comparability on attached schedule	$0.42	$0.44 - $0.47	$0.86 - $0.89

As the Company looks forward to 2007, total Company revenues are anticipated in the range of $505 to $530 million. Excluding the impact of the discontinued Laserscope aesthetics operation, earnings per share are preliminarily estimated for the combined Company at $0.73 to $0.78.

American Medical Systems
July 27, 2006

Laserscope acquisition is incorporated in this earnings estimate and reflects a reduction of approximately $0.10 per share. Cash earnings for 2007 are estimated in the range of $1.10 to $1.16. Cash earnings are defined as the non-GAAP earnings estimated plus tax-effected depreciation, amortization and stock-based compensation expenses. Included in this 2007 cash earnings estimate is an expected contribution from the Laserscope acquisition of approximately $0.04 per share.
Over the next five years, the Company estimates revenue growth in the range of 20 to 24 percent with operating margins targeted to grow to 30 percent of sales. To achieve this, the combined Company’s gross margins, inclusive of the lower margin capital equipment sales of Laserscope, are targeted to increase to levels above 80 percent.
Earnings Call Information
American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its second quarter 2006 results, projected 2006 financial results, the status of the Laserscope integration and preliminary guidance for 2007. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821. A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota and including its recently concluded acquisition of Laserscope, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to provide approximately 170,000 patient cures in 56 countries during 2005.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems and Laserscope and the combined business. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as the timing and success of new product introduction including, but not limited to, the GreenLight HPS TM system; successful integration of Laserscope into AMS’ business; physician acceptance, endorsement, and use of AMS and Laserscope products; assumptions made regarding the investments required to integrate and grow the Laserscope

American Medical Systems
July 27, 2006

business; valuations to be performed of the tangible and intangible assets of Laserscope; estimates regarding the financial performance of Laserscope’s aesthetics business; the negotiated proceeds from our intended sale of the Laserscope aesthetics business; factors impacting the stock market and our share price and, thereby, the share dilution of our convertible securities; regulatory matters; competitor activities; changes in and adoption of reimbursement rates; potential product recalls and other risks and uncertainties described in AMS’ and Laserscope’s Annual Reports on Form 10-K for the year ended December 31, 2005 and our other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2005 and its other SEC filings.

Contact:	Carmen Diersen
Executive Vice President and Chief Financial Officer
952-930-6495
Carmen.Diersen@AmericanMedicalSystems.com

Marty Emerson
President and Chief Executive Officer
952-930-6334
Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net sales	$78,782	$65,637	$152,406	$127,782
Cost of sales	11,707	11,954	23,437	22,974

Gross profit	67,075	53,683	128,969	104,808

Operating expenses
Marketing and selling	29,370	23,494	57,184	45,150
Research and development	5,772	4,866	13,554	9,504
In-process research and development	28,075	—	28,075	—
General and administrative	7,635	5,207	14,129	10,996
Amortization of intangibles	1,785	1,948	3,626	3,738

Total operating expenses	72,637	35,515	116,568	69,388

Operating (loss) income	(5,562)	18,168	12,401	35,420

Other (expense) income
Royalty income	408	508	861	986
Interest income	434	361	756	635
Interest expense	(257)	(41)	(353)	(96)
Financing charges	(6,955)	—	(6,955)	—
Other income (expense)	436	(613)	290	(1,077)

Total other (expense) income	(5,934)	215	(5,401)	448

(Loss) income before income taxes	(11,496)	18,383	7,000	35,868

Provision for income taxes	(3,401)	6,376	3,623	12,619

Net (loss) income	($8,095)	$12,007	$3,377	$23,249

Net (loss) income per share
Basic	($0.12)	$0.17	$0.05	$0.34
Diluted	($0.12)	$0.17	$0.05	$0.33

Weighted average common shares used in calculation
Basic	69,838	68,972	69,755	68,437
Diluted	69,838	71,327	72,001	71,449

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	July 1, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and short term investments	$378,874	$46,390
Accounts receivable, net	57,822	51,058
Inventories, net	17,197	18,191
Deferred income taxes and other current assets	11,432	7,269

Total current assets	465,325	122,908

Property, plant and equipment, net	26,275	21,371
Goodwill and intangibles, net	208,714	210,278
Deferred income taxes and other assets	14,067	4,769

Total assets	$714,381	$359,326

Liabilities and Stockholders’ Equity
Current liabilities Accounts payable	$6,703	$3,688
Accrued liabilities and taxes	25,217	49,687

Total current liabilities	31,920	53,375

Other long term liabilities	365,613	3,072

Total liabilities	397,533	56,447

Stockholders’ equity	316,848	302,879

Total liabilities and stockholders’ equity	$714,381	$359,326

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Six Months Ended
	July 1, 2006	July 2, 2005
Cash flows from operating activities
Net income	$3,377	$23,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,763	2,899
Loss on asset disposals	331	45
Amortization of intangibles, including deferred financing costs	3,630	3,738
Non-operating in-process research and development	28,075	—
Financing charges	6,955	—
Stock-based compensation	5,235	—
Excess tax benefit from exercise of stock options	(389)	3,379
Changes in operating assets and liabilities	(15,978)	(5,090)

Net cash provided by operating activities	32,999	28,220

Cash flows from investing activities
Purchase of property, plant and equipment	(6,970)	(3,211)
Purchase of business, net of cash acquired	(23,986)	(24,053)
Purchase of investments in technology	(29,075)	(770)
Purchase of short term investments	(110)	(30,338)
Sale of short term investments	15,190	29,757

Net cash used in investing activities	(44,951)	(28,615)

Cash flows from financing activities
Proceeds from issuance of long term debt	362,538	—
Proceeds from issuance of common stock and exercised stock options	3,437	10,249
Excess tax benefit from exercise of stock options	389	—
Financing charges paid	(6,955)	—

Net cash provided by financing activities	359,409	10,249

Effect of exchange rates	96	890

Net increase in cash and cash equivalents	347,553	10,744

Cash and cash equivalents at beginning of period	30,885	35,689

Cash and cash equivalents at end of period	$378,438	$46,433

Supplemental disclosure
Cash paid for interest	$166	$0
Cash paid for taxes	$16,534	$11,520

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Sales
Product line
Men’s health	45,912	40,817	90,570	81,406
Women’s health	32,870	24,820	61,836	46,376

Total	$78,782	$65,637	$152,406	$127,782

Geography
United States	$60,024	$50,737	$117,023	$99,070
International	18,758	14,900	35,383	28,712

Total	$78,782	$65,637	$152,406	$127,782

Percent of total sales
Product line
Men’s health	58%	62%	59%	64%
Women’s health	42%	38%	41%	36%

Total	100%	100%	100%	100%

Geography
United States	76%	77%	77%	78%
International	24%	23%	23%	22%

Total	100%	100%	100%	100%

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Adjustments to the Statement of Operations for Consistent Presentation
(In thousands, except per share data)

As Reported	In-Process	As Adjusted
Three Months Ended	SFAS 123(R)	(A)	Research and	(B)	Financing	(C)	Three Months Ended	Three Months Ended
July 1, 2006	Stock Option	Development	Charges	July 1, 2006	July 2, 2005
Net sales	$78,782	—	—	—	$78,782	$65,637
Cost of sales	11,707	110	—	—	11,597	11,954

Gross profit	67,075	(110)	—	—	67,185	53,683

Operating expenses
Marketing and selling	29,370	878	—	—	28,492	23,494
Research and development	5,772	534	—	—	5,238	4,866
In-process research and	28,075	—	28,075	—	—	—
development General and administrative	7,635	959	—	—	6,676	5,207
Amortization of intangibles	1,785	—	—	—	1,785	1,948

Total operating expenses	72,637	2,371	28,075	—	42,191	35,515

Operating (loss) income	(5,562)	(2,481)	(28,075)	—	24,994	18,168

Other (expense) income
Royalty income	408	—	—	—	408	508
Interest income	434	—	—	—	434	361
Interest expense	(257)	—	—	—	(257)	(41)
Financing charges	(6,955)	—	—	(6,955)	—	—
Other (expense) income	436	—	—	—	436	(613)

Total other (expense) income	(5,934)	—	—	(6,955)	1,021	215

(Loss) income before income taxes	(11,496)	(2,481)	(28,075)	(6,955)	26,015	18,383

Provision for income taxes	(3,401)	(574)	(9,896)	(2,452)	9,521	6,376

Net (loss) income	($8,095)	($1,907)	($18,179)	($4,503)	$16,494	$12,007

Net (loss) income per share
Basic	($0.12)	$0.24	$0.17
Diluted	($0.12)	$0.23	$0.17

Weighted average common shares used in calculation
Basic	69,838	69,838	68,972
Diluted	69,838	71,975	(D)	71,327
Note
(A)	This expense represents SFAS 123(R) stock option expense. SFAS 123(R) was implemented in Q1 2006.

(B)	These charges are for $25.6 million and $2.5 million of IPR&D recorded as part of the BioControl and Solarant acquisitions, respectively.

(C)	This charge was for financing costs related to the bridge loan committed as initial financing for the Laserscope acquisition.

(D)	Our GAAP reported diluted shares exclude the impact of outstanding options since their inclusion would be anti-dilutive given our GAAP net loss position. The 2.1 million increase to diluted shares is to recognize our non-GAAP net income position.

American Medical Systems
July 27, 2006

American Medical Systems Holdings, Inc.
Adjustments to the Statement of Operations for Consistent Presentation
(In thousands, except per share data)

As Reported	In-Process	As Adjusted
Six Months Ended	SFAS 123(R)	(A)	Research and	(B)	Financing	(C)	Six Months Ended	Six Months Ended
July 1, 2006	Stock Option	Development	Charges	July 1, 2006	July 2, 2005
Net sales	$152,406	—	—	—	$152,406	$127,782
Cost of sales	23,437	155	—	—	23,282	22,974

Gross profit	128,969	(155)	—	—	129,124	104,808

Operating expenses
Marketing and selling	57,184	1,751	—	—	55,433	45,150
Research and development	13,554	1,034	—	—	12,520	9,504
In-process research and	28,075	—	28,075	—	—	—
development General and administrative	14,129	2,137	—	—	11,992	10,996
Amortization of intangibles	3,626	—	—	—	3,626	3,738

Total operating expenses	116,568	4,922	28,075	—	83,571	69,388

Operating income	12,401	(5,077)	(28,075)	—	45,553	35,420

Other (expense) income
Royalty income	861	—	—	—	861	986
Interest income	756	—	—	—	756	635
Interest expense	(353)	—	—	—	(353)	(96)
Financing charges	(6,955)	—	—	(6,955)	—	—
Other income (expense)	290	—	—	—	290	(1,077)

Total other (expense) income	(5,401)	—	—	(6,955)	1,554	448

Income before income taxes	7,000	(5,077)	(28,075)	(6,955)	47,107	35,868

Provision for income taxes	3,623	(1,236)	(9,896)	(2,452)	17,207	12,619

Net income	$3,377	($3,841)	($18,179)	($4,503)	$29,900	$23,249

Net income per share
Basic	$0.05	$0.43	$0.34
Diluted	$0.05	$0.42	$0.33

Weighted average common shares used in calculation
Basic	69,755	69,755	68,437
Diluted	72,001	72,001	71,449
Note
(A)	This expense represents SFAS 123(R) stock option expense. SFAS 123(R) was implemented in Q1 2006.

(B)	These charges are for $25.6 million and $2.5 million of IPR&D recorded as part of the BioControl and Solarant acquisitions, respectively.

(C)	This charge was for financing costs related to the bridge loan committed as initial financing for the Laserscope acquisition.